EXHIBIT 10.6(b)

AMENDMENT TO

SMITHFIELD FOODS, INC.
1998 STOCK INCENTIVE PLAN

This Amendment to the Smithfield Foods, Inc. 1998 Stock Incentive Plan is made effective August 29, 2000.

1.	Section 4 of the Plan is amended by deleting the phrase “one million five hundred thousand (1,500,000)” and replacing it with “six million (6,000,000)”.

2.	Section 4 of the Plan is amended by deleting the phrase “three hundred thousand (300,000)” and replacing it with “two million (2,000,000)”.

(1)	The number of shares has been increased to reflect the effect of a two for one stock split effective in September 2001.